Exhibit No. 10.17


                                   ASSIGNMENT
                                   ----------


         Pursuant to Section 3.3 of that certain Operating Agreement (the "Operating Agreement") for Crown Asphalt Ridge, L.L.C., a Utah limited liability company (the "Company"), Crown Asphalt Corporation, a Utah corporation ("Crown") hereby grants, conveys, assigns, and transfers to the Company all of its interests in those certain properties (the "Properties") described on Exhibit "A", attached hereto and incorporated herein, to be held by the Company and disposed of thereby pursuant to the terms of the Operating Agreement.
         IN WITNESS, Crown has caused this Assignment to be executed by its duly authorized officer, this 30th day of January of 1998.

                                                              CROWN ASPHALT
CORPORATION,
                                                              a Utah Corporation




                                 By: Jay Mealey

                                 Its:President

STATE OF UTAH                )
                             ):SS
COUNTY OF SALT LAKE          )

         On this 30th day of January, 1998, personally appeared before me Jay Mealey, and after being by me duly sworn did acknowledge that he is the President of Crown Asphalt Corporation and that the foregoing instrument was signed on behalf of said corporation by authority of its by-laws and said Jay Mealey duly acknowledged to me that said corporation executed the same.


Notary Public
STEPHEN J. BURTON
7276 West Gettysburg Dr.                    Stephen J. Burton
Magna, Utah 84044                           Notary Public
My Commission Expires                       Residing in Salt Lake City, Utah
November 3, 2001
State of Utah


My Commission Expires:

11/3/2001